CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock U.S. Global Leaders Growth Fund (a non-diversified series of John Hancock Capital Series) in the John Hancock Equity Funds Prospectus, the John Hancock Equity Funds - Institutional Class I Shares Prospectus, and "Independent Auditors" and "Financial Statements" in the John Hancock U.S. Global Leaders Growth Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 71 to Registration Statement (Form N-1A, No. 2-29502) of our reports dated February 7, 2003 on the financial statements and financial highlights in the Annual Report to the Shareholders for the year ended December 31, 2002 of John Hancock US Global Leaders Growth Fund (a non-diversified series of John Hancock Capital Series).





                                                           /s/ERNST & YOUNG LLP
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Boston, Massachusetts
February 20, 2004